UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
2210 Woodland Drive, Manitowoc, WI 54220
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) Not applicable.
     (b) On June 3, 2011, Michael W. Harris provided notice to Orion Energy Systems, Inc. (the “Company”) that he was resigning as the Company’s Chief Financial Officer for private, family-related reasons, effective immediately.
     (c) Scott R. Jensen, who had been serving as the Company’s Chief Accounting Officer and Treasurer, was appointed to the position of Chief Financial Officer effective as of June 3, 2011. He also retained the position of Treasurer. Richard Gaumer, the Company’s Executive Vice President of Operations, assumed the additional role of Chief Accounting Officer.
     Prior to his appointment as Chief Financial Officer, Mr. Jensen, age 44, had served as Chief Accounting Officer of the Company since April 2011. He has been the Company’s Treasurer since July 2008. He also previously served as Chief Financial Officer of the Company from July 2008 until April 2011, as Controller and Vice President of Corporate Finance from 2007 until 2008 and as Director of Finance from 2004 to 2007. From 2002 to 2004, Mr. Jensen was the manager of financial planning and analysis at the Mirro Co. (a division of Newell Rubbermaid). Mr. Jensen is a certified public accountant.
     Mr. Gaumer, age 58, has served as the Company’s Executive Vice President of Operations in February 2011. Prior to joining the Company as its Executive Vice President of Operations, Mr. Gaumer had been an independent consultant to the Company since June 2010 and had served as a tenured professor of accounting and leadership at Lakeland College, a liberal arts college in Sheboygan, Wisconsin, since 1999. At Lakeland College, Mr. Gaumer oversaw technical research in the areas of Sarbanes-Oxley Act of 2002 compliance and Lean Accounting best practices. Mr. Gaumer also jointly served as an adjunct professor for the University of Wisconsin — Milwaukee and University of Wisconsin — Green Bay, teaching graduate-level courses on financial decision making. Prior to his positions in academia and as an independent consultant, Mr. Gaumer held various financial executive positions including Chief Financial Officer at Strategic Data Systems, a provider of information technology services, and Divisional Controller at Illinois Tool Works Inc., a multinational manufacturer of a diversified range of industrial products and equipment. He began his career at Kohler Co., a diversified manufacturer of plumbing products, furniture, engines and generators, with responsibilities in corporate taxation, internal controls and divisional controller. Mr. Gaumer is a certified public accountant.
     With the significant financial and accounting expertise and experience of Messrs. Jensen and Gaumer, the Company does not intend to add any additional senior personnel to its financial staff.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: June 9, 2011	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

3